UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2019

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The NASDAQ Capital Market
Warrants to purchase Common Stock	APDNW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Private Placement

On July 16, 2019, Applied DNA Sciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchaser named therein, (the “Purchaser”), pursuant to which the Company issued and sold to the Purchaser an aggregate of $1.5 million in principal amount of secured convertible notes (the “July 2019 Notes”) bearing interest at a rate of 6% per annum (the “Private Placement”). Until October 13, 2019, the Purchaser has the right to purchase on the same terms as the July 16, 2019 sale up to an additional $500,000 in principal amount of the July 2019 Notes, and up to an additional $1 million in principal amount of the July 2019 Notes if approved by the Company. In addition, the Purchaser was granted a right to participate in certain future financing transactions of the Company (each a “Subsequent Financing”) until July 16, 2020 equal to the amount required for the Purchaser to maintain its pro rata ownership of the Company as if the July 2019 Notes had been fully converted into Common Stock (as defined below). Until October 13, 2019, the Purchaser shall have the right to participate in full for the first $1 million of such Subsequent Financing.

After giving effect to the amendments discussed below, the July 2019 Notes are substantially similar to the Company’s convertible notes issued on August 2018 (the “August 2018 Notes”) and November 29, 2018 (the “November 2018 Notes” and together with the August 2018 Notes and the July 2019 Notes, the “Company Notes”). The July 2019 Notes are secured on a pari passu basis with the same Company assets as the August 2018 Notes and November 2018 Notes. The July 2019 Notes are convertible, in whole or in part, at any time, at the option of the Purchaser, into shares of the Company’s Common Stock, $0.001 par value per share (“Common Stock”), in an amount determined by dividing the principal amount of the July 2019 Notes, together with any and all accrued and unpaid interest, by the conversion price of $0.54 (the “Conversion Price”).

The July 2019 Notes bear interest at the rate of 6% per annum, payable semi-annually in cash or in-kind, at the Company’s option, and are due and payable in full on November 28, 2021. Until the principal and accrued but unpaid interest under the July 2019 Notes is paid in full, or converted into Common Stock pursuant to their terms, the Company’s obligations under the July 2019 Notes will be secured. Such security will include a lien on substantially all assets of the Company and the assets of APDN (B.V.I.) Inc., the Company’s wholly-owned subsidiary (“APDN BVI”), in favor of Delaware Trust Company, as Collateral Agent (the “Collateral Agent”) for the purchasers pursuant to security agreements dated as of October 19, 2018, as amended (the “Security Agreements”). It is anticipated that the Company will amend the Security Agreements within the next 30 days to, among other things, (i) join the Purchaser as a party thereto, (ii) amend the provisions relating to instructions to the Collateral Agent and (iii) exclude 20% of the Company’s equity interest in LineaRX, Inc., a wholly-owned subsidiary of the Company from the assets securing the Company Notes.

On or before September 30, 2019, the Company shall have the right to prepay all or a portion of the July 2019 Notes. If the Company exercises such option, the Purchaser has the option to (i) convert all or any part of the July 2019 Notes into shares of Common Stock at the Conversion Price or (ii) redeem the July 2019 Notes at a redemption price equal to the outstanding principal balance plus accrued interest of the July 2019 Notes and be issued warrants equal in amount to 40% of the shares of Common Stock that the Purchaser would have received had it elected to convert its July 2019 Note into shares of Common Stock. Such warrants, if any, would have an exercise price equal to 105% of the Conversion Price. Further, the Company has the right to require the Purchaser to convert all or any part of their Notes into shares of the Company’s Common Stock at the Conversion Price if the price of the Common Stock remains at a closing price of $3.50 or more for a period of twenty consecutive trading days.

Upon any Change in Control (as defined in the July 2019 Notes), the Purchaser has the right to require the Company to redeem the July 2019 Notes, in whole or in part, at a redemption price equal to such July 2019 Notes outstanding principal balance plus accrued interest.

The July 2019 Notes contain certain negative covenants that restrict the Company, including prohibitions or limitations, among other things, on the incurrence of additional indebtedness, subsidiary asset sales, intercompany loans, liens, amendments to the Company’s organization documents, dividends, and redemptions without consent of the Required Holders (as defined in the 2019 Notes).

The July 2019 Notes contain certain events of default that are customarily included in financings of this nature. If an event of default occurs, the Purchaser (by an affirmative vote of the holders of the Company Notes representing at least 30% of the aggregate principal amount of the Company Notes then outstanding) may require the Company to redeem the July 2019 Notes, in whole or in part, at a redemption price equal to the greater of (i) their outstanding principal balance, plus all accrued and unpaid interest, divided by the Conversion Price, multiplied by the volume-weighted average price (VWAP) on the date the redemption price is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 130% of the outstanding principal, plus all accrued and unpaid interest (the “EOD Redemption Price”).

The Company also entered into a registration rights agreement, dated as of the date of the Purchase Agreement (the “July 2019 RRA”), with the Purchaser, pursuant to which the Company has agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) to register under the Securities Act of 1933, as amended (the “Securities Act”) resales from time to time of the Common Stock issued or issuable upon conversion or redemption of the July 2019 Notes. The Company is required to file a registration statement within 60 days of receiving a demand registration request from holders of 70% of the outstanding principal balance of the Company Notes, and to cause the registration statement to be declared effective within 45 days (or 90 days if the registration statement is reviewed by the SEC).

The Private Placement was completed in reliance upon the exemption from registration provided for by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D promulgated under the Securities Act. The Purchaser represented to the Company in the Purchase Agreement that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D. This Current Report on Form 8-K shall not constitute an offer to sell, the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Amendments related to the August 2018 Notes and the November 2018 Notes

In connection with the Private Placement and on July 16, 2019, the Company entered into an Omnibus Amendment Agreement (the “Omnibus Agreement”) amending each of (i) the Securities Purchase Agreement dated August 31, 2018 (the “August SPA”), (ii) the Securities Purchase Agreement dated November 29, 2018 (the “November SPA” and together with the August SPA the “2018 SPAs”), (iii) the Registration Rights Agreement dated August 31, 2018 (“the August RRA”) and (iv) the Registration Rights Agreement dated November 29, 2018 (the “November RRA” and together with the August Agreement, the “2018 RRAs”). The 2018 SPAs were amended to, among other things, (i) increase the cap on the limitation of the Company to issue additional secured convertible notes to $5.5 million and (ii) modify who can direct the actions of the Collateral Agent. The 2018 RRAs were amended to, among other things, increase the required holders thereunder who can demand registration from a majority to 70% of the outstanding principal balance of the Company Notes.

In addition, on July 16, 2019, the Company entered into an Amendment to Secured Convertible Notes (the “Existing Note Amendment”) with the Required Holders (as defined in the Company Notes) amending each of the August 2018 Notes and the November 2018 Notes, to, among other things, (i) amend the Conversion Price to $0.54 from $2.50 (ii) amend the maturity date of the August 2018 Notes to November 28, 2021, (iii) include prohibitions or limitations, among other things, on the incurrence of additional indebtedness, subsidiary asset sales, intercompany loans and liens, amendments to the Company’s organization documents, dividends, and redemptions without consent of the Required Holders and (iv) to require an affirmative vote of the holders of the Company Notes representing at least 30% of the aggregate principal amount of the Company Notes then outstanding in order to trigger an Event of Default.

The respective descriptions of the Purchase Agreement, July 2019 Notes, the July RRA, the Security Agreements, the Existing Note Amendment and the Omnibus Agreement, herein are brief summaries only.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On July 16, 2019, the Company issued a press release announcing the Private Placement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information related to the press release furnished pursuant to this Item 1.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Secured Convertible Note.
10.2	Registration Rights Agreement, dated July 16, 2019 by and among Applied DNA Sciences, Inc. and the investor named on the signature page thereof.
10.3	Securities Purchase Agreement, dated July 16, 2019 by and among Applied DNA Sciences, Inc. and the investor named on the signature page thereof.
10.4	Amendment to Secured Convertible Notes, dated July 16, 2019 by and among Applied DNA Sciences, Inc. and the investors named on the signature page thereof.
10.5	Omnibus Amendment Agreement, dated July 16, 2019 by and among Applied DNA Sciences, Inc. and the parties named on the signature page thereof.
99.1	Press Release of Applied DNA Sciences, Inc. dated July 17, 2019 regarding the private placement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2019	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Secured Convertible Note.
10.2	Registration Rights Agreement, dated July 16, 2019 by and among Applied DNA Sciences, Inc. and the investor named on the signature page thereof.
10.3	Securities Purchase Agreement, dated July 16, 2019 by and among Applied DNA Sciences, Inc. and the investor named on the signature page thereof.
10.4	Amendment to Secured Convertible Notes, dated July 16, 2019 by and among Applied DNA Sciences, Inc. and the investors named on the signature page thereof.
10.5	Omnibus Amendment Agreement, dated July 16, 2019 by and among Applied DNA Sciences, Inc. and the parties named on the signature page thereof.
99.1	Press Release of Applied DNA Sciences, Inc. dated July 17, 2019 regarding the private placement.